POWER OF ATTORNEY Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Madeline Finney, Mark Davidson, Brandon Gall, Kathleen Molamphy, and Zoe Vantzos, with full power of substitution and re- substitution, acting individually, as the undersigned’s true and lawful attorney-in-fact (each of such persons and their substitutes hereafter referred to as an “Attorney-in-Fact”), with full power and authority as hereinafter described on behalf of and in the undersigned’s name, place and stead, in any and all capacities to: (1) take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (“SEC”) utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (a) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system, (b) enrolling the undersigned in EDGAR Next, (c) acting as an account administrator for the undersigned’s EDGAR account, and (d) delegating to MGP Ingredients, Inc. (the “Company”) and other appropriate entities authority from the undersigned’s EDGAR account administrators; (2) prepare, execute and submit to the SEC, the Company, and any national securities exchange on which the Company’s securities are listed, for and on behalf of the undersigned and in the undersigned’s capacity as an officer and/or director of the Company, any and all reports (including any amendments thereto) that are required to be filed with such body, or which any Attorney-in-Fact considers advisable to file with such body, including but not limited to Forms 3, 4 and 5 relating to the Company in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the rules and regulations promulgated thereunder; (3) seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third parties to release any such information to any Attorney-in-Fact and further approves and ratifies any such release of information; (4) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare, complete and execute any such Form 3, 4 or 5 and any amendments thereto, or other required report, and timely file such forms or reports with the SEC and any stock exchange or similar authority as considered necessary or advisable under Section 16(a) of the Exchange Act; and (5) take any other action of any type whatsoever in connection with the foregoing that such Attorney-in-Fact reasonably believes may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such disclosure, information, terms and conditions as such Attorney-in-Fact, in such Attorney-in-Fact’s sole discretion, deems necessary or advisable. The undersigned hereby acknowledges that (a) the foregoing Attorneys-in-Fact are serving in such capacity at the request of the undersigned; (b) this Power of Attorney authorizes, but does not require, each such Attorney-in-Fact to act in the Attorney-in-Fact’s discretion on information provided to such Attorney-in-Fact without independent verification of such information; (c) neither the Company, nor any law firm retained by the Company to prepare or submit EDGAR filings on behalf of the Company’s directors and officers, nor any Attorney-in-Fact assumes (i) any liability for the undersigned’s responsibility to timely comply with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), (ii) any liability of the undersigned for any failure to comply with such requirements, (iii) any liability for any action or inaction by an Attorney-in-Fact relating to their service as an account administrator for the undersigned’s EDGAR account, or (iv) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and (d) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act and the Securities Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

This Power of Attorney will remain in full force and effect until the undersigned is no longer required to file with the SEC reports or notices with respect to the undersigned’s holdings of, and transactions in, securities issued by the Company, unless earlier revoked as to any Attorney-in-Fact by the undersigned in a signed writing delivered to such Attorney-in-Fact. Notwithstanding the foregoing, if any such Attorney-in-Fact hereafter ceases to be at an employee of the Company, then this Power of Attorney will be automatically revoked solely as to such individual, immediately upon such cessation, without any further action by the undersigned. The undersigned hereby revokes all previous powers of attorney that had been granted by or on their behalf in connection with reporting obligations, if any, under Section 16 of the Exchange Act under the Securities Act with respect to holdings of and transactions in securities issued by the Company. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of August 6, 2025. /s/ Thomas A. Gerke Name: Thomas A. Gerke STATE OF KANSAS JOHNSON COUNTY This instrument was acknowledged before me on August 6, 2025 by Thomas A. Gerke. /s/ Norissa S. Hightower Name: Norissa S. Hightower Notary Public My Commission Expires: March 26, 2028